UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

1st Financial Services Corporation

(Exact name of Registrant as specified in its charter)

North Carolina	000-53264	26-0207901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 1, 2009, AB&T Financial Corporation (“AB&T”) notified us that it had chosen to terminate the Agreement and Plan of Merger between the two companies pursuant to provisions of the agreement which permitted either party to terminate if the proposed merger of AB&T into our company was not completed by September 30, 2009. The merger was not completed by that date because required regulatory approvals had not been obtained.

A copy of our press release dated October 1, 2009, announcing the termination of the agreement is attached as exhibit 99.01 to this Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.01	Copy of our press release dated October 1, 2009

Disclosures About Forward Looking Statements

Statements in this Report and its exhibits regarding our expectations or beliefs about future events or results or that are not descriptions of historical facts may be “forward-looking statements.” Readers are cautioned that forward-looking statements are based on assumptions and are inherently subject to risks and uncertainties, and results or events that actually occur could differ materially from those currently anticipated, or that are described in or implied by forward-looking statements, due to a number of factors. Although we believe the expectations reflected in the forward-looking statements are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. Our actual results could differ materially from current projections, and we undertake no obligation to revise these statements following the date of this press release. As a result, readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION
(Registrant)

Date: October 2, 2009	By:	/s/ GREGORY L. GIBSON
Gregory L. Gibson
Chief Executive Officer

EXHIBITS

Exhibit No.	Exhibit Description

99.01	Copy of our press release dated October 1, 2009